As filed with the Securities and Exchange Commission on December 8, 2000
                                                        Registration No.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                 AMERIPATH, INC.
        ----------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

             Delaware                                      65-0642485
-----------------------------------              -------------------------------
 (State or other jurisdiction of                         (IRS Employer
  incorporation or organization)                     Identification Number)

                           7289 Garden Road, Suite 200
                          Riviera Beach, Florida 33404
       -----------------------------------------------------------------
                    (Address of Principal Executive Offices)

                           SECOND AMENDED AND RESTATED
                                 AMERIPATH, INC.
                          1997 LONG-TERM INCENTIVE PLAN

                              AMENDED AND RESTATED
                     AMERIPATH, INC. 1998 STOCK OPTION PLAN
        -----------------------------------------------------------------
                            (Full title of the Plans)

                                  James C. New
                      Chairman and Chief Executive Officer
                                 AmeriPath, Inc.
                           7289 Garden Road, Suite 200
                          Riviera Beach, Florida 33404

        ----------------------------------------------------------------
                     (Name and address of agent for service)

                                 (561) 845-1850
        ----------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Brian J. Walsh, Esq.
                             Greenberg Traurig, P.A.
                     515 East Las Olas Boulevard, Suite 1500
                         Fort Lauderdale, Florida 33301
                                 (954) 768-8289

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
Title of securities     Amount to be        Proposed maximum           Proposed maximum aggregate        Amount of
  to be registered       registered     offering price per share(1)        offering price(2)          Registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock,             170,000                $16.47                       $2,799,900                   $739.17
  $.01 par value           shares
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h).

(2) Pursuant to Rule 457(h), the proposed maximum aggregate offering price and the registration fee have been computed based upon the average of the high and low sales prices of the Common Stock on December 4, 2000 ($16.47) as reported by the NASDAQ Stock Market.

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                                  Page 1 of 5

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.  Incorporation of Documents by Reference

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

                  (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

                  (ii)     All other reports filed by the Registrant pursuant to
                           Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the date of the Prospectus; and

                  (iii) the descriptions of the Registrant's Common Stock and related matters set forth (a) under the captions "Description of Capital Stock" and "Dividend Policy" or elsewhere in the Registrant's Registration Statement on Form S-1 (No. 333-34265) filed under the Securities Act of 1933, effective October 21, 1997, including any amendments to such descriptions in such Registration Statement, and (b) in the Registrant's Current Report on Form 8-K (including the exhibits thereto) filed on April 16, 1999, with respect to the Registrant's Preferred Share Purchase Rights Plan.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 2.  Description of Securities

         Not applicable.

Item 3.  Interests of Named Experts and Counsel

         Not applicable.

Item 4.  Indemnification of Directors and Officers

         The Registrant has authority under Section 145 of the Delaware General Corporation Law to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its officers and directors to the fullest permitted by law.

         The Registrant's Certificate of Incorporation contains certain provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law.

         At present, there is no pending litigation or other proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 5.  Exemption from Registration Claimed

         Not applicable.

Item 6.  Exhibits

         See "Exhibit Index" on page II-4 below.

Item 7.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riviera Beach, State of Florida, on December 6, 2000.

                                      AMERIPATH, INC.

                                      By:   /s/ James C. New
                                            ------------------------------------
                                            James C. New
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James C. New and Robert P. Wynn his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and any additional registration statements filed under the Securities Act of 1933 relating hereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 6, 2000.

                           SIGNATURE                                            TITLE
                           ---------                                            -----
          /s/ James C. New                                     Chairman, Chief Executive Officer and
          --------------------------------------               Director (principal executive officer)
          James C. New

          /s/ Brian C. Carr                                    President
          --------------------------------------
          Brian C. Carr


          /s/ Alan Levin, M.D.                                 Chief Operating Officer and Director
          --------------------------------------
          Alan Levin, M.D.


          /s/ Robert P. Wynn                                   Executive Vice President and Chief
          --------------------------------------               Financial Officer (principal financial
          Robert P. Wynn                                       officer and principal accounting officer)

          /s/ Thomas S. Roberts                                Director
          --------------------------------------
          Thomas S. Roberts


          /s/ Timothy M. Kilpatrick, M.D.                      Director
          --------------------------------------
          Timothy M. Kilpatrick, M.D.


          /s/ C. Arnold Renschler, M.D.                        Director
          --------------------------------------
          C. Arnold Renschler, M.D.


          /s/ E. Roe Stamps, IV                                Director
          --------------------------------------
          E. Roe Stamps, IV

                                  EXHIBIT INDEX

           EXHIBIT NUMBER                                     DESCRIPTION

                 5.1                    Opinion of Greenberg Traurig, P.A., and consent of
                                        counsel

                10.1                    Second Amended And Restated
                                        AmeriPath, Inc. 1997 Long-Term Incentive Plan

                10.2                    Amended And Restated
                                        AmeriPath, Inc. 1998 Stock Option Plan

                23.1                    Consent of Deloitte & Touche LLP

                23.2                    Consent of Greenberg Traurig,  P.A. is contained in its
                                        opinion included as Exhibit 5.1 hereto

                24.1                    Power of Attorney is included in the Signature Section
                                        of this Registration Statement

                                   Page 4 of 5